UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                        Date of Report: September 9, 2005

                           SILVER SCREEN STUDIOS, INC.
             (Exact name of registrant as specified in its Charter)

               GEORGIA               333-108534             20-0097368
      (State of Incorporation) (Commission file number) (IRS Employer ID #)

             6050 Peachtree Parkway Norcross, GA           30092
           (Address of principal executive office)       (Zip Code)

                  Registrant's telephone number: (678) 368-4094

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.




ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On September 9, 2005, Otto Fletcher tendered his resignation to the board of directors from his position as acting chief executive officer of the registrant.

The Board of Directors of Silver Screen Studios, Inc. (the "Registrant") appointed Mr. Donald C. Evans to the position of Chief Executive Officer and member of the board of directors effective immediately.

Upon the appointment of Mr. Donald C. Evans to the board of directors of the registrant, Mr. Fletcher tendered his resignation from the board of directors.


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There were no arrangements or understandings between Mr. Evans and any other person pursuant to which Mr. Evans was selected as a director.

There were no disagreements with management or Mr. Fletcher prior to is resignation.

There is no current employment agreement between Silver Screen Studios, Inc and Mr. Evans.


Item 8.01 Other Events:

Silver Screen Studios, Inc. has changed it mailing address to 6050 Peachtree Parkway, Suite 240-234, Norcross, GA 30092 effective immediately.

Silver Screen studios, Inc. has changed it fax number to 888-522-1078 effective immediately.

Silver Screen Studios, Inc. changed it telephone number to 678-368-4094 effective immediately.




                                    SIGNATURE

                 Pursuant to the requirements of the Securities
           Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Silver Screen Studios, Inc.
By: /s/ Donald C. Evans
--------------------------------
Donald C. Evans, Chief Executive Officer



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